Exhibit 99(a)

TRUSTCO
Bank Corp NY	News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact: Kevin Timmons
Vice President
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Declares Cash Dividend and Appoints Chairman

Glenville, New York – November 18, 2008

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that its Board of Directors had declared a regular quarterly cash dividend of $0.11 per share, payable January 2, 2009, to shareholders  of record at the close of  business  on December 5, 2008.

The Board also appointed Robert J. McCormick as Chairman of the Board of Directors, effective January 1, 2009.  Robert A. McCormick indicated his intention to resign as Chairman of the Board effective that date and to remain a member of the Board thereafter.

TrustCo Bank Corp NY is a $3.4 billion bank holding company and through its subsidiary, Trustco Bank, operates 119 offices in New York, Florida, Massachusetts, New Jersey and Vermont.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in national and local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events. Additional discussion of risks can be found in the Company’s annual reports, Form 10-K and Form 10-Q filings.